Exhibit 10.32

                               MARKETING AGREEMENT


        MARKETING AGREEMENT dated as of May 30, 2000 by and between ConSors Discount-Broker A.G., a German corporation with its address at Johannesgasse 20, 90402, Nuremberg, Germany ("ConSors"), and Wall Street Strategies, Inc., a Delaware corporation with its address at 130 William Street, Suite 401, New York, New York 10038 ("WSS").

                              W I T N E S S E T H:

         WHEREAS, ConSors is a discount brokerage firm providing brokerage services as well as financial information to members of the public via its website, located at the URL "www.consors.de";

         WHEREAS, WSS is a provider of investment research and information services for individual and institutional investors and financial professionals through traditional and electronic media including its website located at the URL "www.wstreet.com";

         WHEREAS, WSS and ConSors wish to enter into a relationship pursuant to which WSS would provide ConSors with certain of its products and website content for distribution through and promotion on ConSors's website located at the URL "www.consors.de", and ConSors would agree to advertise WSS's website and products on the ConSors website and to create with WSS a co-branded site, hosted by WSS, through which subscriptions to WSS's products would be sold. From all revenue that WSS generates by such sales as specified herein, WSS will grant ConSors [***]. The parties acknowledge and agree that one of the primary objectives of the marketing and promotional services hereunder shall include but not be limited to attracting and maximizing the number of subscribers for WSS products.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties hereto agree as follows:

         1.       WSS PRODUCTS

         1.1. (a) WSS will post on the WSS Website, on the schedule set forth below, "the WSS Products", providing subscribers access thereto via a Hypertext Link from the ConSors Website to the WSS Website. WSS will post the Hotline simultaneously with the global release of WSS's "Hotline A.M." product before [***] (Eastern time) on each Business Day in English and subject to delays in connection with the translation - in German before [***] (Eastern time). The Newsletter will be posted, simultaneously with its global release, within the [***] Business Days of each month.

          (b) [***] agrees that the WSS Products will be posted both in English and in German language. [***] will be responsible for [***] associated with preparation and translation of the WSS Products into German and the implementation of the translated version into the Website of WSS.

         1.2. WSS will provide ConSors with access to other WSS products and WSS Website content as the parties may from time to time agree in writing (each such agreement in writing referred to as an "Amendment") during the term of this Agreement (such other products and content referred to as the "Other Products"). The terms and provisions of this Agreement will be applicable to such Other Products except as and to the extent specified in an Amendment (or any other amendment to this Agreement).

         1.3. (a) WSS hereby grants ConSors, during the term hereof, the worldwide (other than North America), non-exclusive, non-transferable right, subject to the terms and conditions of this Agreement, to distribute the WSS Products solely by providing Hypertext Links between the WSS Website and the ConSors Website and otherwise in the limited manners and for the limited purposes described herein. Except as set forth herein, no other copying, dissemination, publication, display or distribution in any form of the WSS Products, in whole or in part, by ConSors is permitted without the prior written consent of WSS.

         (b) The parties hereby grant to each other, during the term hereof, the worldwide (other than North America), non-exclusive, non-transferable right, subject to the terms and conditions of this Agreement, to use, solely in connection with this contract the trade names, trademarks, service marks and any other brand names associated with the parties.


         2.       MARKETING AND DISTRIBUTION

         2.1. ConSors agrees during the term of this Agreement to promote the WSS Products and the WSS brand through a variety of means and media including, without limitation, its own online and offline distribution channels and ConSors acknowledges that it will benefit from the promotion of WSS's content both through receiving a share of revenue described in Section 3 hereof, and by the additional traffic to be driven to the ConSors Website by the availability of content concerning United States equities markets.

         2.2. Without limiting the provisions of Section 2.1, ConSors and WSS will co-operate to create and implement, [***] from the date hereof, a fully functional transparent link from the ConSors Website to pages at the WSS Website containing the WSS Products, posted in accordance with Section 1.1. ConSors will also prominently display on its website a button providing a Hypertext Link to the WSS Website. The link on the ConSors Website will enable ConSors Website users to purchase subscriptions to the WSS Products, in accordance with Section 3, directly from WSS; accordingly, WSS will be responsible for processing the subscription transactions, including without limitation, credit card processing.

         Additional marketing, promotional and distribution activities to be conducted by ConSors pursuant hereto shall include but not be limited to those described on Schedule 2.2 annexed hereto.

         2.3. The marketing, promotion and distribution services through ConSors' own online and offline distribution channels described herein shall be conducted in consultation and cooperation with WSS, subject to WSS's prior consent, and at [***]. Notwithstanding the foregoing, both parties will bear their own costs associated with maintenance of their Websites, including the pages containing the WSS Products.

         [***]

         2.4. Notwithstanding any other provisions of this Agreement, the parties agree that neither will make any statement (whether oral or in writing) in any external advertising, marketing or promotion materials regarding the WSS Products without the prior written consent of the other (which consent shall not be unreasonably withheld or delayed), provided that materials substantially identical to those previously submitted need not be submitted for re-approval. Subject to the license granted to the parties pursuant to Section 1.3(b) hereof, the parties may not use any names, trademarks, graphics or service marks of each other or its affiliates.

         2.5. Without limiting the scope of this Section 2, WSS and ConSors agree to consult on a regular basis, and in no event less frequently than monthly, for purposes of reviewing marketing, promotional and distribution results and activities. Specific marketing and promotional plans and goals consistent with and amplifying upon those described herein shall be established no less frequently than quarterly. The parties agree that they will, [***] establish an initial set of specific marketing and promotional plans and goals activities.

         3.       FEES AND PAYMENT

         3.1. Initial subscription prices for the WSS Products shall be as follows:

         (a) One week trial  subscription:  [***]

         (b) One year subscription: [***].

         Both subscription offers include the Hotline A.M. and the Newsletter. A subscription of the Hotline A.M. or the Newsletter only, is not available.

         Subscription prices shall be subject to change from time to time upon mutual agreement of the parties; provided, however, that WSS shall have the right, exercisable upon not less than [***] to ConSors, commencing on the [***] and thereafter upon each successive [***] to increase each subscription price by up to [***] of the then existing subscription price. The parties may by mutual agreement from time to time initiate discount, trial and promotional pricing policies for one or more of the WSS Products.

         3.2. Within [***] Business Days after the end of each month, [***] will provide [***] with a written report ("Monthly Report") of (a) the Net
Revenues actually received during such month less (b) all cancellations, charge-backs and refunds ("Refunds") incurred or paid during such month ("the Monthly Agreement Revenues"). Monthly Agreement Revenues shall be allocated

[***] to WSS and [***] to ConSors, and the Monthly Report shall be accompanied by remittance to [***] allocable portion of the Monthly Agreement Revenues. Payment shall be made in [***] as of the date of payment to account [***], bank code [***] at [***], with the costs of any exchange fees or similar costs or fees being borne by ConSors. If, at any time, [***] of Monthly Agreement Revenues is negative, such amount shall be carried over to subsequent months and deducted from [***] of Monthly Agreement Revenues in such subsequent months. In the event that [***] of Monthly Agreement Revenues is negative at the termination of this Agreement, [***] shall promptly remit to [***] any such negative balance.

         3.3. At [***] request, not to be made more than once annually, [***] will, within [***] after such request, cause to be conducted an audit of the Monthly Agreement Revenues for the preceding 12 months (or portion thereof). Such audit shall be conducted at [***] by an independent third party mutually agreeable to the parties in accordance with its standard procedures, on a reasonable basis and in a reasonable time period which will not disrupt the operations of [***]. The determination of such auditor shall be conclusive (absent manifest error) and a reconciliation and, if necessary, adjustment of the allocable Monthly Agreement Revenues for the period audited shall be completed by the parties within [***] after receipt of the audit.

         4.       TERM AND TERMINATION

         4.1. This Agreement shall commence on the date that both parties have executed this Agreement (the "Commencement Date") and shall continue through May 31, 2001 (the period from the Commencement Date to May 31st, 2001 referred to as the "Initial Period"). Following the Initial Period, this Agreement shall automatically renew itself for successive periods of twelve months, unless terminated by either party giving to the other party written notice of such termination not later than thirty (30) days prior to the end of the Initial Period or the then current subsequent term.

         4.2. Either party may terminate this Agreement at any time, upon written notice ("Default Termination Notice") to the other party in the event of the occurrence and continuation, for more than thirty (30) days after delivery of the Default Termination Notice, of any of the following events:

         (a)      a material breach of any of the terms of this Agreement;

         (b) the bankruptcy (voluntary or involuntary) of, appointment of a trustee or receiver for all or a substantial portion of the assets of, assignment for the benefit of creditors of, or failure generally to pay debts and obligations when due by, the other party;

         (c) the cessation of business, change of control or dissolution and winding up of the other party.

         4.3. Termination of this Agreement shall be without prejudice to any other rights or remedies to which a party hereto may be entitled, and shall not affect any accrued rights or liabilities of either party. The provisions of
Section 3, 5 and 8 shall survive any termination of this Agreement. All licenses granted pursuant to this Agreement shall terminate on the date of termination of this Agreement.

         5.       CONFIDENTIALITY

         5.1. "Confidential Information" means (a) any information regarding the terms of this Agreement; (b) any information, in whatever form, designated by the disclosing party (the "Disclosing Party") in writing as confidential, proprietary or marked with words of like import when provided to the receiving party (the "Receiving Party"); and (c) information orally conveyed if the Disclosing Party states at the time of the oral conveyance or promptly thereafter that such information is Confidential, and provides specific written confirmation thereof within ten (10) days of the oral conveyance.

         5.2.     Confidential Information will not include information which:

         (a) at or prior to the time of disclosure by the Disclosing Party was known to the Receiving Party through lawful means;

         (b) at or after the time of disclosure by the Disclosing Party becomes generally available to the public through no act or omission on the Receiving Party's part;

         (c) is developed by the Receiving Party independent of any Confidential Information it receives from the Disclosing Party; or

         (d) the Receiving Party receives from a third person free to make such disclosure without breach of any legal obligation.

         5.3. The Receiving Party may disclose Confidential Information pursuant to any statute, regulation, order, subpoena or document discovery request, provided that prior written notice of such disclosure is furnished to the Disclosing Party as soon as practicable in order to afford the Disclosing Party an opportunity to seek a protective order (it being agreed that if the Disclosing Party is unable to obtain or does not seek a protective order and the Receiving Party is legally compelled to disclose such information, disclosure of such information may be made without liability). Notwithstanding the foregoing, the parties acknowledge that WSS' parent is or will become a "reporting company" under United States securities laws and may be required to disclose information regarding the terms of this Agreement and file a copy of this Agreement in required filings with the United States Securities and Exchange Commission ("SEC"), and that should WSS deem such disclosure necessary, WSS will not be required to provide ConSors with prior written notice of such disclosure or otherwise be bound by the restrictions set forth in this Section 5.3.However it will in any of such case inform ConSors about such disclosure.

         5.4. The Receiving Party acknowledges the confidential and proprietary nature of the Disclosing Party's Confidential Information and agrees that it shall not discuss, reveal, or disclose the Disclosing Party's Confidential

Information to any other person (other than affiliates), or use any Confidential Information for any purpose other than as contemplated hereby, in each case, without the prior written consent of the Disclosing Party. The Receiving Party agrees to take reasonable precautions (no less rigorous than the Receiving Party takes with respect to its own comparable Confidential Information) to prevent unauthorized or inadvertent disclosure of the Confidential Information of the Disclosing Party. In the event that a Receiving Party wishes to disclose Confidential Information to one of its professional advisors, it may do so only if that professional advisor agrees to abide by the terms of this Section 5.

         5.5. The Receiving Party will, at the request of the Disclosing Party, during the term hereof or thereafter (a) promptly return all Confidential Information held or used by the Receiving Party in whatever form, or (b) at the discretion of the Disclosing Party, promptly destroy all such Confidential Information, including all copies thereof, and those portions of all documents that incorporate such Confidential Information.

         5.6. In view of the difficulties of placing a monetary value on the Confidential Information, the Disclosing Party may be entitled to a preliminary and final injunction without the necessity of posting any bond or undertaking in connection therewith to prevent any further breach of this Section 5 or further unauthorized use of its Confidential Information. This remedy is separate from any other remedy the Disclosing Party may have.

         5.7.  The   provisions  of   this Section 5  will survive for three (3)
years after the end of the termination of this Agreement.

         6.       REPRESENTATIONS AND WARRANTIES

         6.1. ConSors hereby represents and warrants to WSS as of the date hereof that:

         (a) ConSors is a corporation duly organized and validly existing under the laws of Germany and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         (b) The execution, delivery and performance by ConSors of this Agreement are within the corporate powers of ConSors and, have been duly authorized by all necessary corporate action on the part of ConSors. This Agreement constitutes a valid and binding agreement of ConSors enforceable in accordance with its terms.

         (c) The execution, delivery and performance by ConSors of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official.

         (d) The execution, delivery and performance by ConSors of this Agreement do not (i) violate the organizational documents of ConSors, (ii) violate any applicable law, judgment, injunction, order or decree, or (iii) require any notice or consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of ConSors or to a loss of any benefit to which ConSors is entitled under, any agreement or other instrument binding upon ConSors or any license, franchise, permit or other similar authorization held by ConSors.

         6.2. WSS hereby represents and warrants to ConSors as of the date hereof that:

         (a) WSS is a corporation duly organized and validly existing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         (b) The execution, delivery and performance by WSS of this Agreement are within the corporate powers of WSS and, have been duly authorized by all necessary corporate action on the part of WSS. This Agreement constitutes a valid and binding agreement of WSS enforceable in accordance with its terms.

         (c) The execution, delivery and performance by WSS of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official (other than filings required to be made by a reporting company with the SEC in respect of this Agreement).

         (d) The execution, delivery and performance by WSS of this Agreement do not (i) violate the organizational documents of WSS, (ii) violate any applicable law, judgment, injunction, order or decree, or (iii) require any notice or consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of WSS or to a loss of any benefit to which WSS is entitled under, any agreement or other instrument binding upon WSS or any license, franchise, permit or other similar authorization held by WSS.

         7.       LIMITATION OF LIABILITY

         7.1. ConSors acknowledges that WSS, its affiliates, and their respective officers, directors, and employees make no representation or warranty with respect to the WSS Products, and will not be held liable for any damages suffered or incurred by ConSors or any third person arising out of: (a) any faults, interruptions or delays in the WSS Products or (b) any inaccuracies, errors or omissions in the WSS Products, however such faults, interruptions, delays, inaccuracies, errors or omissions arise.

         7.2. Neither party will be liable for any failure to perform any obligation (other than payment obligations) hereunder, or from any delay in the performance thereof, due to causes beyond its control, including industrial disputes of whatever nature, acts of God, public enemy, acts of government, failure of telecommunications, fire or other casualty.

         7.3. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES, CONDITIONS, GUARANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHER WARRANTIES, CONDITIONS, GUARANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL OR IN WRITING. EACH PARTY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY

WARRANTY, CONDITION, GUARANTY OR REPRESENTATION MADE BY THE OTHER EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

         7.4. Under no circumstances will either party, its affiliates, or their respective officers, directors, employees and third party providers be liable for any indirect, incidental, special or consequential damages with respect to the provision of the WSS services to ConSors, including lost profits regardless of whether such damages could have been foreseen or prevented by either party.

         8.       INDEMNIFICATION

         8.1. ConSors will indemnify and hold WSS, and its affiliates and their respective officers, directors and employees harmless from and against any and all damages, liabilities, loses, claims, awards, settlements, and expenses including reasonable attorney's fees (collectively, "Damages") resulting from or arising out of (a) any misrepresentation or breach of representation or warranty of ConSors contained herein; (b) any breach of any covenant or agreement to be performed by ConSors hereunder or (c) the ConSors Website or any other ConSors internet sites and site areas or any other activities of ConSors, including infringement (or claim thereof) of any other party's intellectual property rights (except if and to the extent arising from the WSS Products as delivered to ConSors).

         8.2. WSS will indemnify and hold ConSors and its affiliates and their respective officers, directors and employees harmless from and against any and all Damages as defined above in Section 8.1 resulting from or arising out of (a) claims that the WSS Products infringe any other party's intellectual property rights; provided, that (i) the relevant claim does not arise from any modification to the WSS Products made by ConSors or any person receiving the WSS Products through ConSors; and (ii) if the claim is based upon content obtained from a third person, WSS's only obligation to ConSors will be to assign to ConSors the indemnity, if any, which WSS received from the third party provider, if such indemnity is assignable; (b) any misrepresentation or breach of representation or warranty of WSS contained herein; or (c) any breach of any covenant or agreement to be performed by WSS hereunder.

         8.3. A party  seeking  indemnification  pursuant to this  Section 8 (an
"Indemnified Party") from or against the assertion of any claim by a third person (a "Third Person Assertion") will give prompt notice to the party from whom indemnification is sought (the "Indemnifying Party"); provided, however, that failure to give prompt notice will not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure).

         8.4. Within five (5) Business Days of receipt of notice from the Indemnified Party pursuant to Section 8.3, the Indemnifying Party will have the right, exercisable by written notice to the Indemnified Party, to assume the defense of a Third Person Assertion. If the Indemnifying Party assumes such defense, the Indemnifying Party may select counsel, which counsel will be reasonably acceptable to the Indemnified Party.

         8.5. If the Indemnifying Party (a) does not assume the defense of any Third Person Assertion in accordance with Section 8.4; (b) having so assumed such defense, unreasonably fails to defend against such Third Person Assertion; or (c) has been advised by the written opinion of counsel to the Indemnified Party that the use of the same counsel to represent both the Indemnifying Party and the Indemnified Party would present a conflict of interest, then, upon five
(5) days' written notice to the Indemnifying Party, the Indemnified Party may assume the defense of such Third Person Assertion. In such event, the Indemnified Party will be entitled under this Section 8 as part of its Damages to indemnification for the costs of such defense.

         8.6. The party controlling the defense of a Third Person Assertion, will have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion with the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that such other party may withhold its consent if any such judgment or settlement imposes a monetary obligation on such other party that is not covered by the indemnification, imposes any material non-monetary obligation, or does not include an unconditional release of such other party and its Affiliates from all claims of the Third Person Assertion.

         8.7. The Indemnifying Party and the Indemnified Party will cooperate, and cause their respective affiliates to cooperate, in the defense or prosecution of any Third Person Assertion, including providing each other with all information and documents reasonably necessary in the defense or prosecution of any Third Party Assertion. The Indemnifying Party or the Indemnified Party, as the case may be, will have the right to participate, at its own expense, in the defense or settlement of any Third Person Assertion.

         9.       DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "Business Day" means any day on which the United States equities markets are open for trading.

         "ConSors Users" means persons purchasing subscriptions to the WSS Products on the WSS Website pages accessed through the link from the ConSors Website described in Section 2.2.

         "ConSors Website" means the electronic pages and other electronic media generated by and owned and operated by ConSors and accessed via the following
URLs: http://www.consors.de, www.consors.ch, www.consors.fr, www.consors.es or any other Website of ConSors' subsidiary company designated by ConSors and approved in writing by WSS (which approval shall not be unreasonably withheld or delayed).

         "Hotline A.M." means the WSS Product based upon WSS's "HotLine A.M. Fax" and prepared for ConSors' target market of German and German speaking users who may desire or be attracted to information regarding United States equities markets.

         "Hypertext Link" means a URL (or an icon, logo, highlighted or colored text, figure or image representing a URL) on which a user may point and click, or otherwise send a command, to access another website.

         "Mirror Site" means a website which contains the exact form and content (including identical pages) of a particular website which (a) is located at a geographic location distinct from such website and (b) is created for the purpose of improving performance and accessibility to such website.

         "Net  Revenue"  means [***]

         "Newsletter" means the product based upon WSS's "Monthly Newsletter" and prepared for ConSors' target market of German and German-speaking users who may desire or be attracted to information regarding United States equity markets, provided in downlodable or PDF-format only.

         "WSS Products" means the Hotline A.M. and the Newsletter.

         "WSS Website" means the electronic pages and other electronic media generated by and owned and operated by WSS and accessed via the URL: http://www.wstreet.com and any related Mirror Site.


         10.      MISCELLANEOUS

         10.1. The parties shall perform any and all acts, as well as execute any and all documents, that may be reasonably necessary to fully carry out the provisions and intent of this Agreement.

         10.2. This Agreement shall be binding upon and run to the benefit of the parties hereto, their successors, and assigns. Neither party shall assign this Agreement or its obligations hereunder, directly or by operation of law, without the prior written consent of the other party.

         10.3. Should any provisions or portion of this Agreement be held unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

         10.4. This Agreement shall be construed and governed by the internal laws of the State of New York (without giving effect to its conflicts of law principles).

         10.5. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The facsimile signature of any party to this Agreement shall have the same effect as if such party had manually signed this Agreement.

         10.6. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by email or facsimile transmission or, if mailed, three days after the date of deposit in the mails, as follows:

         (i)      if to WSS to:

         Wall Street Strategies, Inc.
         130 William Street
         Suite 401
         New York, New York 10038
         Attn: Charles Payne, Chief Executive Officer

         with a copy to:

         Bryan Cave LLP
         245 Park Avenue
         New York, New York 10167
         Attention: Steve A. Saide

         (ii)     if to ConSors:

         Johannesgasse 20
         90402 Nuremberg, Germany
         Attn: Petur Agustsson

         Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         10.7. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof (nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege). The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         10.8. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10.9. In the event of any controversy, claim or dispute among the parties hereto arising out of or relating to this Agreement, or breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

         10.10. Any dispute or controversy arising under or in connection with this Agreement shall be resolved exclusively by arbitration in the City of New York, State of New York, in accordance with the rules of the American Arbitration Association then in effect. The parties hereto consent to the jurisdiction of the courts of the State of New York or the United States District Court for the appropriate District of New York, whichever is most appropriate, for all purposes in connection with said arbitration, and further consent that any process or notice of motion may be served outside the State of New York by personal service or by registered or certified mail; provided a reasonable time for appearance is allowed.

         10.11. This Agreement constitutes the entire agreement of the parties with respect to the matters contemplated herein and supersedes any and all prior understandings or agreements concerning the subject matter hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the dates indicated opposite their signatures below.

         WALL STREET STRATEGIES, INC.



         By: /s/ Daliah Amar
            -------------------------------------
                  Name: Daliah Amar
                  Title: Chief Operating Officer



         CONSORS DISCOUNT-BROKER AG



         By: /s/ Achim Feige
            -------------------------------------
                  Name: Achim Feige
                  Title: Managing Director
                         Markets & Corporate Development



         CONSORS DISCOUNT-BROKER AG



         By:
            -------------------------------------
             Name:
             Title:

    Schedule 2.2 (referring to Section 2.2 of the) Marketing Agreement dated
                      May 30, 2000 between WSS and ConSors


         1. Within [***] after execution of this Marketing Agreement, ConSors will provide regular and prominent home page (front page) exposure for the WSS brand and the WSS Products on the ConSors Websites subject in all events, to WSS' prior approval.

         2. ConSors will seek to attract subscribers to the WSS Products by means of a three step process including (a) offering [***] subscriptions to the WSS Products, (b) seeking annual subscriptions to the WSS Products from among ConSors Website viewers and registered users and persons electing to take the [***] subscriptions, and (c) seeking to upgrade subscribers for one or more WSS Products to one or more Other Products.

         3. ConSors may - up to its own discretion - promote Charles Payne as chief analyst and spokesman for WSS, will publicize his appearances in the media (including without limitation, CNNfn, web appearances and other media outlets) and will (subject to appropriate licensing and republication rights) transmit and retransmit Mr. Payne's appearances by means including streaming video and text reproduction.

         4. ConSors will, on a regular basis, prominently feature WSS and its Products in online and offline advertising it conducts to promote its subscription products and services and its products and services of interest to existing and potential institutional and individual investors in United States equities markets.